UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 4, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA		92056
(Address of principal executive offices)		(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2006, SeraCare Life Sciences, Inc. (the “Company”) announced that it had appointed Cathryn Low as the Company’s interim Chief Financial Officer pursuant to an engagement letter that the Company entered into with Prolman Associates, a firm specializing in business turnarounds and management of bankruptcy reorganizations. Under the terms of the engagement letter, the Company has agreed to pay Prolman Associates a retainer of $25,000 and to compensate Prolman Associates for Ms. Low’s services at a rate of $325 per hour. The engagement letter provides for an initial term of 120 days, with automatic 90 day extensions, subject to termination upon 30 days notice during any extension term or prior to the start of the first extension term.

The foregoing summary of the engagement letter is qualified in its entirety by reference to the text of the engagement letter, a copy of which is filed as Exhibit 10.1 to this report and hereby incorporated into this report by this reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 6, 2006, the Company announced that it had appointed Cathryn Low as the Company’s interim Chief Financial Officer. As Ms. Low’s appointment is not expected to be permanent, the Company is continuing its search for a Chief Financial Officer.

Ms. Low, 53, joins the Company from Prolman Associates, a firm specializing in business turnarounds and management of bankruptcy reorganizations. She has provided interim financial management to public and privately held restructuring businesses since 1987, both within and outside of Chapter 11. She was appointed a Bankruptcy Examiner by the Bankruptcy Court in San Diego in 1999. Since September 2000, Ms. Low has also been a commercial real estate sales and investment advisor with Langston & Low, providing services to ACI Commercial, Inc. from September 2000 to February 2005 and to Burnham Real Estate Services, Inc. from March 2005 to the present. From November 1984 to October 1987, Ms. Low was Senior Vice President and Chief Financial Officer of Yankee Bank in Boston, Massachusetts. Previously she was a CPA with Price Waterhouse in Boston, Massachusetts and London, England. Ms. Low earned a B.A. in biological sciences from Mount Holyoke College and an MBA in finance and accounting from Columbia University.

A press release with respect to Ms. Low’s appointment is attached as Exhibit 99.1 and hereby incorporated into this report by this reference.

Item 8.01.	Other Events.

The Company had previously reported that in connection with the matters raised by the Audit Committee’s previously disclosed internal review, the Company had received a request from the Securities and Exchange Commission for a voluntary production of certain documents. The Company subsequently received a subpoena from the SEC requesting the production of the documents that had been originally requested by the SEC as well as certain additional documents. In its cover letter to the subpoena, the SEC advised that the subpoena was issued in connection with an investigation being conducted by the staff of the SEC. The Company continues to cooperate fully with the SEC in this matter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index set forth elsewhere herein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Tom Lawlor
Tom Lawlor,
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Engagement Letter, dated April 5, 2006, between SeraCare Life Sciences, Inc. and Prolman Group, Inc. dba Prolman Associates.

99.1	Press release dated April 6, 2006.